STRATHMORE MINERALS CORP.

PROXY STATEMENT AND INFORMATION CIRCULAR
FOR THE 2004 ANNUAL GENERAL MEETING

This information is given as of May 17, 2004.
MANAGEMENT SOLICITATION

This Proxy Statement and Information Circular is furnished to the shareholders (the “Shareholders”) of STRATHMORE MINERALS CORP. (the “Company”) by the board of directors of the Company in connection with the solicitation by the Company’s board of directors of proxies to be voted at the annual general meeting (the “Meeting”) of the Shareholders to be held on Friday, June 11, 2004 at 11:00 a.m. (Pacific time).

The solicitation will be conducted by mail and may be supplemented by telephone or other personal contact to be made without special compensation by the directors, regular officers and employees of the Company. The Company does not reimburse shareholders, nominees or agents for the cost incurred in obtaining from their principals authorization to execute forms of proxy, except that the Company has requested brokers and nominees who hold stock in their respective names to furnish this proxy material to their customers, and the Company will reimburse such brokers and nominees for their related out of pocket expenses. No solicitation will be made by specifically engaged employees or soliciting agents. The cost of solicitation will be borne by the Company.

VOTING AND REVOCABILITY OF PROXY

Registered Shareholders are entitled to vote at the Meeting. A Shareholder is entitled to one vote for each Common share that such Shareholder holds on May 17, 2004 (the “Record Date”) on the resolutions to be acted upon at the Meeting and any other matter to come before the Meeting.

The persons named as proxyholders (the “designated persons”) in the enclosed Form of Proxy were designated by the directors of the Company.

A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON OR CORPORATION (WHO NEED NOT BE A SHAREHOLDER) TO ATTEND AND ACT FOR AND ON BEHALF OF THAT SHAREHOLDER AT THE MEETING, OTHER THAN THE DESIGNATED PERSONS IN THE ENCLOSED FORM OF PROXY. TO EXERCISE THIS RIGHT, THE SHAREHOLDER MAY DO SO BY STRIKING OUT THE PRINTED NAMES AND INSERTING THE NAME OF SUCH OTHER PERSON AND, IF DESIRED, AN ALTERNATE TO SUCH PERSON IN THE BLANK SPACE PROVIDED IN THE FORM OF PROXY.

In order to be voted, the completed Form of Proxy must be received by CIBC Mellon Trust Company or the office of the Company by mail or by fax, at least 48 hours, excluding Saturdays, Sundays and holidays, prior to the Meeting or an adjournment of the Meeting or with the Chairman of the Meeting on the day of the Meeting.

A proxy may not be valid unless it is dated and signed by the Shareholder who is giving it or by that Shareholder’s attorney-in-fact duly authorized by that Shareholder in writing or, in the case of a corporation, dated and executed by a duly authorized officer, or attorney-in-fact for, the corporation. If a Form of Proxy is executed by an attorney-in-fact for an individual Shareholder or joint Shareholders or by an officer or attorney-in-fact for a corporate Shareholder, the instrument so empowering the officer or attorney-in-fact, as the case may be, or a notarial copy thereof, should accompany the Form of Proxy.

A Shareholder who has given a proxy may revoke it at any time, before it is exercised, by an instrument in writing: (a) executed by that Shareholder or by that Shareholder’s attorney-in-fact authorized in writing or, where that Shareholder is a corporation, by a duly authorize d officer of, or attorney-in-fact for, the corporation; and (b) delivered either: (i) to the Company at 700 – 595 Howe Street, Vancouver, BC V6C 2T5 at any time up to and including the last business day preceding the day of the Meeting or, if adjourned or postponed, any reconvening thereof, or (ii) to the Chairman of the Meeting prior to the vote on matters covered by the proxy on the day of the Meeting or, if adjourned or postponed, any reconvening thereof; or (iii) in any other manner provided by law. Also, a proxy will automatically be revoked by either: (i) attendance at the Meeting and participation in a poll (ballot) by a Shareholder, or (ii) submission of a subsequent proxy in accordance with the foregoing procedures. A revocation of a proxy does not affect any matter on which a vote has been taken prior to the revocation.

IN THE ABSENCE OF ANY INSTRUCTIONS, THE DESIGNATED PERSONS OR OTHER PROXY AGENT NAMED ON THE PROXY FORM WILL CAST THE SHAREHOLDER’S VOTES ON ANY POLL (BALLOT) FOR THE APPROVAL OF ALL THE MATTERS IN THE ITEMS SET OUT IN THE FORM OF PROXY AND IN FAVOR OF EACH OF THE NOMINEES NAMED THEREIN FOR ELECTION AS DIRECTORS.

The enclosed Form of Proxy confers discretionary authority upon the persons named therein with respect to other matters which may properly come before the Meeting, including any amendments or variations to any matters identified in the Notice of Meeting and with respect to other matters which may properly come before the Meeting. At the date of this Proxy Statement and Information Circular, management of the Company knew of no such amendments, variations, or other matters to come before the Meeting.

In the case of abstentions from or withholding of the voting of common shares on any matter, the shares which are the subject of the abstention or withholding (“non-voted shares”) will be counted for determination of a quorum, but will not be counted as affirmative or negative on the matter to be voted upon.

No person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement and Information Circular in connection with the solicitation of proxies and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. The delivery of this Proxy Statement and Information Circular shall not create, under any circumstances, any implication that there has been no change in the information set forth herein since the date of this Proxy Statement and Information Circular. This Proxy Statement and Information Circular does not constitute the solicitation of a proxy by anyone in any jurisdiction in which such solicitation is not authorized or in which the person making such solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

ADVICE TO BENEFICIAL HOLDERS OF COMMON SHARES

The information set forth in this section is of significant importance to many Shareholders, as a substantial number of Shareholders do not hold shares in their own name. Shareholders who do not hold their shares in their own name (referred to in this Proxy Statement and Information Circular as “Beneficial Shareholders”) should note that only proxies deposited by Shareholders whose names appear on the records of the Company as the registered holders of common shares can be recognized and acted upon at the Meeting. If common shares are listed in an account statement provided to a Shareholder by a broker, then in almost all cases those common shares will not be registered in the Shareholder’s name on the records of the Company. Such common shares will more likely be registered under the names of the Shareholder’s broker or an agent of that broker. In the United States, the vast majority of such common shares are registered under the name of Cede & Co. as nominee for The Depository Trust Company (which acts as depositary for many U.S. brokerage firms and custodian banks), and in Canada, under the name of CDS & Co. (the registration name for The Canadian Depository for Securities Limited, which acts as nominee for many Canadian brokerage firms). Beneficial Shareholders should ensure that instructions respecting the voting of their common shares are communicated to the appropriate person.

Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from Beneficial Shareholders in advance of shareholders’ meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by Beneficial Shareholders in order to ensure that their common shares are voted at the Meeting. The form of proxy supplied to a Beneficial Shareholder by its broker (or the agent of the broker) is similar to the Form of Proxy provided to registered Shareholders by the Company. However, its purpose is limited to instructing the registered Shareholder (the broker or agent of the broker) how to vote on behalf of the Beneficial Shareholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to ADP Investor Communication Services (“ADP”) in the United States and Independent Investor Communications Company (“IICC”) in Canada. ADP and IICC typically apply a special sticker to proxy forms, mail those forms to the Beneficial Shareholders. Beneficial Shareholders should return the proxy forms to ADP for the United States and IICC for Canada. ADP and IICC then tabulate the results of all instructions received and provides appropriate instructions respecting the voting of shares to be represented at the Meeting. A Beneficial Shareholder receiving an ADP proxy or an IICC proxy cannot use that proxy to vote common shares directly at the Meeting – the proxy must be returned to ADP or IICC, as the case may be, well in advance of the Meeting in order to have their common shares voted at the Meeting.

Although a Beneficial Shareholder may not be recognized directly at the Meeting for the purposes of voting common shares registered in the name of his broker (or agent of the broker), a Beneficial Shareholder may attend at the Meeting as proxyholder for the registered Shareholder and vote the common shares in that capacity. Beneficial Shareholders who wish to attend at the Meeting and indirectly vote their common shares as proxyholder for the registered Shareholder should enter their own names in the blank space on the instrument of proxy provided to them and return the same to their broker (or the broker’s agent) in accordance with the instructions provided by such broker (or agent), well in advance of the Meeting.

Alternatively, a Beneficial Shareholder may request in writing that his or her broker send to the Beneficial Shareholder a legal proxy which would enable the Beneficial Shareholder to attend at the Meeting and vote his or her common shares.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

The Company is authorized to issue 100,000,000 common shares without par value, of which 24,778,613 common shares are issued and outstanding.

Only the holders of common shares are entitled to vote at the Meeting and the holders of common shares are entitled to one vote for each common share held. Holders of common shares of record on the Record Date will be entitled to vote at the Meeting.

To the knowledge of the directors and senior officers of the Company, only the President of the Company, Mr. D. Randhawa who holds 2,837,674 common shares, beneficially owns shares carrying more than 10% of the voting rights attached to all shares of the Company:

ELECTION OF DIRECTORS

The directors of the Company are elected at each annual general meeting and hold office until the next annual general meeting or until their successors are appointed. In the absence of instructions to the contrary, the enclosed Form of Proxy will be voted for the nominees listed in the Form of Proxy, all of whom are presently members of the board of directors.

The Shareholders will be asked to pass an ordinary resolution to set the number of directors of the Company at four (4). Management of the Company proposes to nominate each of the following persons for election as a director. The following table sets out the names of the persons to be nominated for election as Directors, the positions and offices which they presently hold with the Company, their respective principal occupations or employments during the past five years if such nominee is not presently an elected Director and the number of shares of the Company which each beneficially owns, directly or indirectly, or over which control or direction is exercised as of the date of this Information Circular:

Name and Residence of Proposed Directors and Present Offices Held	Principal Occupation	Number of Common Shares
DEVINDER RANDHAWA Kelowna, B.C. President, CEO	Businessman	Direct: 282,126 shares Indirect: 2,555,548 shares
KENNETH S. FRIEDMAN Black Hawk, Colorado, U.S. Director	Mineral Economist; Director and consultant of several mining companies.	Direct: 225,000 shares
STEVEN N. KHAN Vancouver, B.C. Director	Businessman, previously an Investment Brokerage Executive	Direct: 40,000 shares
ROBERT QUARTERMAIN Vancouver, B.C. Director	President of Silver Standard Resources Inc.	Direct 400,000 shares

The above information was provided by the individual nominee.

Kenneth S. Friedman was appointed to the Board of Directors on December 23, 1996. Devinder Randhawa was appointed to the Board of Directors on October 18, 1996. Steve Khan was appointed to the Board on November 25, 2003. Robert Quartermain was appointed to the Board on January 23, 2004.

The members of the audit committee are Devinder Randhawa, Kenneth S. Friedman, and Steve Khan.

STATEMENT OF EXECUTIVE COMPENSATION

Particulars of compensation paid to (a) the Company’s chief executive officer (“CEO”); (b) the Company’s chief financial officer (“CFO”); (c) each of the Company’s three most highly compensated executive officers, other than the CEO and CFO, who were serving as executive officers at the end of the most recently completed financial year and whose total salary and bonus exceeds $100,000 per year; or (d) any additional individuals for whom disclosure would have been provided under (c) except that the individual was not serving as an officer of the Company at the end of the most recently completed financial year; (each a “Named Executive Officers”) is set out in the summary compensation table below:

Summary Compensation Table

Name and	Year	Annual Compensation			Long Term Compensation			All other
Principal								compensation
Position[1]
		Salary	Bonus	Other	Awards		Payouts
		($)	($)	Annual
				Compe nsation
					Securities Under Options/	Restricted Shares or Restricted	LTIP Payouts ($)
					SARs Granted	Share Units
Kenneth S.	2003	Nil	nil	Nil	100,000	nil	nil	nil
	2002
Friedman[2]		14,979			125,000
,	2 001		nil	nil		nil	nil	nil
		74,937	nil	nil	125,000	nil	nil	nil
Devinder	2003	nil	nil	77,689	529,000	nil	nil	nil
Randhawa,	2002	nil	nil	47,115	125,000	nil	nil	nil
CEO	2001	nil	nil	46,311	125,000	nil	nil	nil

1.

The Company does not have a CFO.

2.

Mr. Friedman was replaced by Mr. Randhawa as CEO on June 3, 2003

During the most recently completed financial year ended December 31, 2003 the Company did not have a pension plan for its Directors, officers or employees.

There were no Named Executive Officers serving as executive officers at the end of the most recently completed financial year or executive officers who served during the financial year whose salaries exceeded $100,000 per year.

There were no long-term incentive plans in place for any Named Executive Officer of the Company during the most recently completed financial year.

OPTIONS AND SARS

The following options were granted to the Named Executive Officers during the most recently completed fiscal year end:

Date of Grant	Number of Options	Price of Options	Expiry of Options
September 12, 2003	404,000	$0.15	September 12, 2005
November 25, 2003	225,000	$0.25	November 25, 2005

The following options were exercised by the Named Executive Officers:

Name

No Shares

Exercise Price

Date of Exercise Market Price

D Randhawa

304,000

$0.15

Nov 24, 2003

$0.335

There were no options held by the CEO or any Named Executive Officers that were repriced downward during the most recently completed financial year.

There are no compensatory plans or arrangements with respect to the Named Executive Officer resulting from the resignation, retirement or any other termination of employment of the officer’s employment or from a changed of the Name Executive Officer’s responsibilities following a change in control.

There were no defined benefit or actuarial plans in place for any Named Executive Officers during the most recently completed financial year.

The Company has no compensation committee.

COMPENSATION OF DIRECTORS

Particulars of stock options granted to directors of the Company during the most recently completed fiscal year are as follows:

Name	No. of Options	Exercise Price	Date of Grant	Expiry Date
D Randhawa	304,000 225,000	$0.15 $0.25	Sept 12, 2003 Nov 25, 2003	Sept 12, 2005 Nov 25, 2005
S Khan	100,000	$0.15	Sept 12,2003	Sept 12, 2005
R Quartermain	100,000	$0.27	Nov 25, 2003	Nov 25, 2005
K Friedman	100,000	$0.15	Sept 12, 2003	Sept 12, 2005

OTHER COMPENSATION TO DIRECTORS

No other compensation was paid to directors of the Company during the last completed financial year.

INDEBTEDNESS TO COMPANY OF DIRECTORS AND SENIOR OFFICERS

None of the directors and senior officers of the Company, proposed nominees for election or associates of such persons is or has been indebted to the Company or its subsidiaries at any time since the beginning of the last completed financial year of the Company and no indebtedness remains outstanding as at the date of this Information Circular.

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

Since January 1, 2003, being the commencement of the Company’s last completed financial year, none of the following persons, except as set out herein and below, has any material interest, direct or indirect, in any transaction or proposed transaction which has materially affected or will materially affect the Company or any of its subsidiaries:

(a)

any director or senior officer of the Company;

(b)

any proposed nominee for election as a director of the Company;

(c)

any member holding, directly or indirectly, more than 10% of the voting rights attached to all the shares of the Company; and

(d)

any associate or affiliate of any of the foregoing persons.

During 2003 the Company paid management consulting fees in the amount of $66,689 to a Company controlled by Devinder Randhawa, the President of the Company and $11,000 to Mr. Bob Hemmerling, the Secretary of the Company. At December 31, 2004 an account receivable of $65,625 was due from a company controlled by Mr. Randhawa. This account was paid subsequent to the year end. Mr. Randhawa participated in the financings of the company by acquiring, through private placements, 881,556 shares. In addition, other directors and officers of the Company acquired 355,556 shares for total proceeds of $259,000.

APPOINTMENT OF AUDITOR

Unless otherwise instructed, the proxies given pursuant to this solicitation will be voted for the reappointment of Davidson & Company, Chartered Accountants, of Vancouver, British Columbia, as auditor of the Company to hold office until the close of the next annual general meeting of the Company.

Davidson & Company, Chartered Accountants, were first appointed auditor of the Company at the annual general meeting of the Company held on March 18, 1991.

MANAGEMENT CONTRACTS

There are no management functions of the Company or a subsidiary thereof, which are to any substantial degree performed by a person other than the directors or senior officers of the Company or a subsidiary thereof.

PARTICULARS OF OTHER MATTERS TO BE ACTED UPON Adoption of Stock Option Plan

On August 21, 2002, the TSX Venture Exchange (the “Exchange”) published its revised Corporate Finance Manual. Under the Exchange’s Policy 4.4, governing stock options, all issuers are required to adopt a stock option plan pursuant to which stock options may be granted. As such, the directors of the Company have adopted and approved a stock option plan. The Plan is limited to 10% of the issued shares of the Company at the time of any granting of options (on a non-diluted basis). This is constituted as a “rolling” as opposed to a “fixed number” plan. Any previously granted options will be deemed to be accepted into and governed by the Plan, and if any options granted expire or terminate for any reason without having been exercised in full, the unpurchased shares shall again be available under the Plan.

Options must be issued only on terms acceptable to the stock exchange upon which the Company’s stock trades. The Plan complies with the requirements of Exchange Policy 4.4 for Tier 2 issuers.

A copy of the Plan is available for review at the offices of the Company or the registered offices of the Company, at Suite 700 – 595 Howe Street, Vancouver, BC V6C 2T5 during normal business hours up to and including the date of the Meeting.

The Company is asking shareholders to approve the following resolutions: “BE IT RESOLVED that, subject to regulatory approval:

1.

the Company’s 2004 stock option plan (the “Plan”) be and it is hereby adopted and approved;

2.

the board of directors be authorized to grant options under and subject to the terms and conditions of the Plan, which may be exercised to purchase up to 10% of the issued common shares of the Company as at the time of grant;

3.

the directors and officers of the Company be authorized and directed to perform such acts and deeds and things and execute all such documents, agreements and other writings as may be required to give effect to the true intent of these resolutions.”

Other Matters

The management of the Company is not aware of any other matter to come before the Meeting other than as set forth in the Notice of the Meeting. If any other matter properly comes before the Meeting, it is the intention of the persons named in the enclosed Form of Proxy to vote the shares represented thereby in accordance with their best judgment on such matter.

ADDITIONAL INFORMATION

Additional information relating to the Company is on SEDAR at www.sedar.com. Financial information relating to the Company is provided in the Company’s comparative financial statements and MD&A for the financial year ended December 31, 2003. Shareholders may contact the Company to request copies of financial statements and MD&A at the following address:

Suite 810 – 1708 Dolphin Ave., Kelowna, British Columbia, Canada V1Y 9S4

CERTIFICATE

The content and sending of this information circular has been approved by the Company’s board of directors.

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

Dated as of the 17th day of May, 2004

“Devinder Randhawa”

Devinder Randhawa, President & CEO